TTC/GPG WOOD SUPPLY POLICY

                          SOUTHEAST ARKANSAS & MISSISSIPPI

                              (EFFECTIVE JUNE 30, 1998)



  1.   SCOPE

  This Policy will govern the sale of all timber and wood fiber by TTC to GPG from

  TTC's Southeast Arkansas Forests (presently Crossett South, Crossett North,

  Fordyce (hereinafter the SEARK Forest)) and Mississippi Forests (presently SW

  MS, Central MS, and SE MS, (hereinafter the MS Forest)) nominated by GPG pursuant to Section 3 below, for consumption at the current GPG manufacturing facilities in Southeast Arkansas and Mississippi.  The SEARK Forest and the MS

  Forest are hereinafter sometimes collectively referred to as the "Forests".

  2.   RECONCILIATION (1ST HALF 1998)

  a)   On June 30, 1998, GPG will pay TTC $4,835,000.00, representing an agreed-

       upon settlement  for various outstanding adjustments.



  b)   On June 30, 1998, GPG will purchase from TTC a timber deed (the "Timber

       Deed") (total value of $22,900,000.00) with following terms:

  SAWTIMBER

          Fordyce             $401 / MBF          10.0 MMBF

          S. Crossett              $401 / MBF            6.0 MMBF

          Central MS               $476 / MBF            5.1 MMBF

          SW MS               $408 / MBF            6.1 MMBF

          Other locations               $392 / MBF            6.9 MMBF



     C-N-S                         $128 / CD            36.6 M CDS

     PULPWOOD (softwood)      $   43 / CD          93.7 M CDS

     TOTAL TIMBER DEED

       $22,900,000.00

  c)   GPG shall select tracts to be included in the Timber Deed from the

  Forests

       from its uncut 1998 nomination and notify TTC and GPG Accounting of the selection on or before July 30, 1998.  TTC shall guarantee the total volume

       and provide additional tracts of timber to GPG to make up any shortfall in

       the total volume actually harvested.  The parties shall adjust volumes to

       +/- 10% for each forest or product to rationalize tracts.  In the event that the total volumes actually harvested by GPG exceed the estimates by forest, the excess timber shall be paid for by GPG at the current monthly prices then in effect as determined by Section 4 below.

  d)   The term of the Timber Deed shall be for twelve (12) months, expiring on

       July 1, 1999.  TTC will allow GPG an additional period of up to six (6)

       months to complete harvesting for a fee to be negotiated by local managers

       and consistent with practices in that area.

  e)   Volumes and prices for timber covered by the Timber Deed shall not be used

       in the monthly pricing calculations in Section 5 below.

     3.   VOLUMES



  a)   By September 1, 1998, and by September 1 of each year thereafter during the

       term of this Policy, TTC shall offer for sale to GPG tracts representing

       70% of TTC's projected annual harvest of timber and wood fiber from each of

       the SEARK Forest and the MS Forest for the year beginning the following

       January 1. To the extent that TTC has stand and stocking information relating to the tracts offered to GPG it shall provide such information same to GPG with the list of tracts offered on each September 1.

  b)   On or before November 1, 1998, and on or before November 1 of each year thereafter during the term of this Policy, GPG shall elect to purchase from

       TTC tracts representing not less than 50% of TTC's projected annual harvest

       of timber and wood fiber from each of the SEARK Forest and the MS Forest,

       and not more than 70% of TTC's projected annual harvest of timber and wood

       fiber from each of the SEARK Forest and the MS Forest for the year beginning the following January 1.

  c)   In the event that GPG nominates less that 40% of the volume offered by

  TTC

       in each Forest, GPG shall meet with TTC to discuss a price at which GPG would be willing to purchase a minimum of 40% of the volume offered at any such Forest.

  d)   TTC shall be free to sell the portion of TTC's annual harvest not elected for purchase by GPG to third parties and/or through the sealed bid process.

  e)   In all years, GPG will have the right to bid, along with third parties,

  on

       any timber or wood fiber being offered for sale by TTC on a sealed bid basis.

     4.   PRICE

  a)   The monthly price charged by TTC for all sawtimber sold to GPG from the

       Forests shall be the prior three-month weighted average of prices of (i)

       GPG's delivered wood purchases in that area (all  volumes that cross the scale except  timber and wood fiber purchased under this Policy)

       multiplied

       by one plus any applicable premium provided for by this Policy, less the

       TTC cut and haul cost, and (ii) TTC timber sales (auctioned or negotiated)

       from the same Forest (excluding all timber deeds sold to GPG), without premium, except that for July, 1998, the weighted average prices for May and June shall be used.

  b)        The price charged by TTC for all pulpwood sold to GPG from the

  Forests

       shall be adjusted monthly using the prior three-month weighted average of prices of GPG's delivered wood purchases in that area (all  volumes that cross the scale except  timber and wood fiber purchased under this

       Policy)

       multiplied by one plus any applicable premium percentage, less the TTC cut

       and haul cost, except that for July, 1998, the weighted average prices for May and June shall be used.

  c)   GPG will pay TTC the premiums listed below on all southern pine large

       sawtimber purchased from TTC at the following locations:

  i)   Crossett, Fordyce and El Dorado, AR

  a)   July - December, 1998                       10%

  b)   1999 and 2000                      8%

  ii)  Gloster, Louisville, Leaf River and Taylorsville, MS        8%

  iii) During the 2H 98 only, the 10% premium will reduce to 8% at Crossett and/or

       Fordyce for the month following any month in which such mill generates a negative operating cash flow (excluding working capital and extraordinary maintenance).

  d)        A sample price calculation is attached for illustrative purposes as

       Exhibit "A".

  e) GPG will pay TTC the premiums (in addition to pine sawtimber premiums described in Section 4 (c)), listed on Exhibit "B" for timber and wood fiber.

  f)        Premiums shall be billed in a manner consistent with the current practice (e.g., weekly with wood invoices).

  g)        Payments to TTC from GPG will be made predominantly on a "pay as cut"

       basis, subject to the requirements for advances against future cutting on volumes carried beyond 12 months as set forth in Sections 5(d) and 5(f)

       of this Policy.

  h)        Should GPG or TTC conclude that the actual transaction price determined by the formula set forth in Section 4(a) or 4(b) in any area does not represent the market value of the timber or wood fiber sold by

       TTC

       to GPG, the parties will first appeal to relevant market information available to the parties.  If the parties are still unable to agree on an appropriate price, the issue will be determined using a dispute resolution process.

  5.   HARVEST SCHEDULING / CARRYOVER

  a)   GPG will cut at least 20% of its existing 1998 nomination in the SEARK

       Forest  in each of 3Q 1998 and 4Q 1998, and will use its best efforts to cut the same percentage of its 1998 nomination in the MS Forest in each such quarter.

  b)   GPG will cut at least 20% of its 1999 and 2000 nominations in each of the

       SEARK Forest and the MS Forest  in each quarter of such years.

  c)   The volume requirements in Sections 5 (a) and (b) above will be "tolled"

       for that portion of GPG's annual nomination and quarterly volume commitments which would have been taken by a shut-down mill, subject to the

       following conditions:

  i)   The shut-down must last at least 30 days and occur in the 2nd half of a given year;

  ii)  This provision applies only to those mills where volumes of timber and wood

       fiber supplied by TTC pursuant to this Policy exceed 50% of the mill's annual volume requirements; and

  iii) If in any year the tolled volumes are not harvested by the year end, such volume may be added to the year end timber deed described in Section

       5(d)

       and/or Section 5(f) below or by other mutually satisfactory carry forward instrument.

  d)   GPG will be allowed to carry-over into, and cut in 1999, not more than the

       following volumes from the 1998 annual volumes:

  i)   SEARK Forest   30 MMBF

  ii)  MS Forest           15 MMBF

  All such carry-over volumes will be purchased by GPG by Timber Sale Agreement on 12/31/98 at a price equal to the unweighted average of monthly prices paid by

  GPG to TTC in July through December, 1998 as determined by Sections 4(a) and

  4(b) above.  The Timber Sale Agreement will be in substantially the same form as

  the instrument attached hereto as Exhibit "C".

  e)   Quarterly forecasts of volumes to be harvested by GPG on TTC's lands for the remainder of 1998 will be supplied by GPG to TTC by July 8, 1998.

  f)   In each of 1999 and 2000, GPG will be allowed to carry over into, and cut in, the following year up to 20% of its nominated but uncut volume for such

       year in each of the SEARK Forest and the MS Forest .  GPG will deliver to

       TTC on 12/31 of each year a Timber Sale Agreement for such volumes priced,

       for wood carried over from each of the SEARK Forest and the MS Forest, at the unweighted average of monthly prices paid by GPG to TTC during such year for wood delivered from such Forest during such year as determined by

       Section 4(a) above.  The Timber Sale Agreement will be in substantially the same form as Exhibit "C".

  6.   UNIT OF MEASURE

  a)   GPG and TTC both have agreed in principle to explore moving to a per ton unit of measure for all sales made by TTC to GPG under this Policy, and agree to evaluate and determine by mutual agreement the appropriate diameter breaks by location by October 1, 1998.

  b)   The Gloster Scale issue will be resolved not later than September 1, 1998 by TTC/GPG by agreeing to either a per ton pricing system or to a mutually

       satisfactory scaling system.



  7.   TERM

  a)   This Policy shall remain in effect through December 31, 2000.  If neither

       party gives written notice of its desire to re-negotiate or terminate it by

       October 15, 1998, the Policy will automatically be extended through 2001 and thereafter will be extended for an additional year on each succeeding

       January 1, until any such notice of termination or renegotiation is given by either party by the preceding October 15.  This Policy may not be unilaterally terminated on less than two years notice.



  b)   This Policy may be amended or terminated at any time by the Board of

       Directors of Georgia-Pacific Corporation or by mutual agreement of the parties.



  8.        MISCELLANEOUS

  a)   By April 1, 1999, TTC shall provide GPG with a good faith of estimate of

       TTC harvest plans for 1999 and 2000.

  b)   TTC and GPG each acknowledges and agrees that in dealing with the other party each party shall comply with all applicable laws.

  c)   This Policy contains the entire agreement between the parties concerning the purchase and sale of timber and wood fiber in the SEARK Forest and the

       MS Forest, and cancels and supersedes all prior agreements, policy statements and understandings concerning the same subject matter except those listed in Exhibit "D".

  d)   Any alterations, revisions or amendments to this Policy shall be in writing

       and signed by representatives of both TTC and GPG and attached to this

       Policy.

  Agreed and Accepted:

  THE TIMBER COMPANY                  GEORGIA-PACIFIC GROUP



  By:  _______________________            By:  ________________________

      Donald L. Glass                    John F. Rasor
      President and CEO                  Executive Vice President

                                     EXHIBIT "A"


  Summary Pricing Formula _ Illustrative Example for sawtimber in SEARK and MS



                            March   April     May   Total

  GPG PAP & Deed   Volume     2.7     6.1     8.7    17.5

                   Amount    $530    $526    $517    $522

  TTC Timber       Volume     2.2     2.2     1.5     5.9

  Sales *

                   Amount    $546    $551    $498    $536

  Total Volume                                       23.4

  (* Excludes Timber Deeds Sold to GPG)



                       Prem.

                      Factor   Adj.     Est.  Stumpage Weightin Price

                               Price    C&H

  GPG Component  $522  1.10      $574   105       $469    74.8%  $351

  TTC Component  $536  1.00      $536      0      $536    25.2%  $135


                                              Formula Price      $486




  Summary Pricing Formula _ Illustrative Example for pulpwood in SEARK and MS



                                March     April       May     Total

  GPG PAP & Deed    Volume        2.7       6.1       8.7      17.5

                    Amount       $530      $526      $517      $522



                              Prem.

                             Factor     Adj.    Est. C&H Stumpage

                                        Price


  GPG Component        $522    1.10        $574    105         $469


                                              Formula           $469

                                              Price


                                     EXHIBIT "B"



                                    FEE PREMIUMS



             FOREST BASIN MILL          SPECIES/PRODU FEE PREMIUM

                                              CT           %

  East      N.            Oxford        Pine Pulpwood      0%

  Central   Mississippi

                          Oxford        Hardwood           0%

                                        Pulpwood

                          Grenada       Hdwd PW T/L        0%

                          Louisville    Hardwood ST        0%

                          Louisville    Pine Saw           8%

                                        Timber

                          Grenada       Pine PW T/L        1%

  East      S.            Port Hudson   Hardwood           0%

  Central   Mississippi                 Pulpwood

                          Monticello    Pine Pulpwood      0%

                          Port Hudson   Pine Pulpwood      0%

                          Taylorsville  Hardwood ST        0%

                          Gloster       Hardwood ST        0%

                          Gloster       Pine               8%

                                        Sawtimber

                          Leaf River    Pine Pulpwood      3%

                          Leaf River    Hardwood           4%

                                        Pulpwood

                          Leaf River    Pine Saw           8%

                                        Timber

                          Bay Springs   Chip-N-Saw         9%

                          Roxie         Chip-N-Saw        11%

                          Bay Springs   Lg Pine           12%

                          Roxie         Lg Pine           12%

                          New Augusta   Chip-N-Saw        13%

                          New Augusta   Lg Pine           13%

                          Columbia      Lg Pine           15%

                          Columbia      Chip-N-Saw        15%

  West      S. Arkansas   Crossett      Pine Pulpwood      5%

  Central

                          Crossett      Hardwood           7%

                                        Pulpwood

                          Crossett      Pine Saw           8%

                                        Timber

                          Crossett      Chip N Saw        10%

                          Fordyce       Pine Saw           8%

                                        Timber

                          El Dorado     Pine Saw           8%

                                        Timber

                               TIMBER SALE AGREEMENT


                                   (With Advance)



       THIS TIMBER SALE AGREEMENT (THIS "AGREEMENT"), made this 31st day of

  December, 1998, by and between Georgia-Pacific Corporation, a Georgia corporation, d/b/a THE TIMBER COMPANY ("SELLER"), and GEORGIA-PACIFIC

  CORPORATION (G-P GROUP) ("PURCHASER").

       IN CONSIDERATION of the agreements on the part of the PURCHASER herein contained, SELLER grants to PURCHASER the right for the term hereof to cut and remove certain standing timber described in Paragraph 1 below, located on

  SELLER's tracts more particularly described or shown on EXHIBIT "A" attached hereto (the "Property").

 1.   TIMBER.  PURCHASER shall cut and remove from the Property all merchantable timber.

  2.   PRICE AND PAYMENT.

  a.        For Timber cut, removed, and sold to PURCHASER hereunder, PURCHASER shall pay SELLER on a per ton basis pursuant to the price schedule set forth on EXHIBIT "B" attached hereto.

  b.        The total consideration and purchase price of Timber sold hereunder shall be based upon the actual volumes of Timber cut and removed from the

      Property at the prices specified above.  PURCHASER has paid SELLER the sum of _________________ DOLLARS ($_______) as an advance payment (50% of estimated total value), which shall be applied as payment for Timber subsequently cut hereunder at the specified prices.  Upon exhaustion of credit for the advance payment, payment shall be made weekly for Timber cut and removed the preceding week at the prices specified above.  The volumes of the Timber cut and removed will be determined by scalers at the places of delivery.

  c.        PURCHASER shall remit each week to SELLER original scale tickets and/or a settlement summary (ticket level) showing the volume cut and removed during the preceding week.  Payment shall be made to SELLER at the address specified by SELLER.

3.   TITLE AND RISK OF LOSS.  Title to the Timber sold hereunder and all risk of loss shall pass from SELLER to PURCHASER concurrently with the severance of the Timber from the stump.

4.   TERM. PURCHASER shall have 6 months from the date hereof to cut and remove the Timber. In the event that PURCHASER cannot complete the harvest of any

       Timber within such 6 month period the term shall be extended for a period of up to 3 months on a tract by tract basis for fees consistent with local practice,  provided that the extension fee for any tract shall not exceed ten percent of the total value of the remaining Timber on said tract.

  5.   DISCLAIMER.  SELLER makes no warranty nor representation as to the suitability, quality or quantity of Timber covered hereby, nor the logging conditions required to harvest said Timber.  PURCHASER acknowledges that it has inspected the Property and Timber and has satisfied itself as to such

       Timber and the condition of the Property, and PURCHASER is not relying on any representation of SELLER.

  6.   BMPS.  PURCHASER agrees that cutting, skidding, loading and hauling operations hereunder shall in all respects comply with the Best Management

       Practices (BMPs) adopted by the state in which the Timber is located.

  7.   HARVESTING OPERATIONS AND PRACTICES.  PURCHASER shall adhere to the following conditions in conducting its harvesting operations hereunder:

  a.        PURCHASER agrees to cut all trees as close to the ground as practicable.

  b.        PURCHASER agrees to exercise all possible precautions against forest fires, to notify SELLER and the appropriate authorities of any fires that may occur or threaten the Property, and to cooperate in the extinguishment of any such fires.  In the event that any such fires are caused by

     PURCHASER, its agents, employees, or contractors, PURCHASER shall be liable for all damages arising therefrom.

c.        PURCHASER shall use all reasonable care in its operations hereunder so as not to materially damage the Property by logging when the site is abnormally wet.

  d.        All mobile equipment which is serviced on the Property must be serviced away from streams, ditches, or drainages.  Oil or other potential contaminants that are being removed during the servicing process must be contained and disposed of properly.

e.        All refuse generated during operations on the Property, including, but not limited to, lunch or snack containers, paper, cans, oil cans, bottles,

       filters, tires, and discarded equipment, must be disposed of properly.

 f.        PURCHASER shall repair all fences, roads or structures damaged by its logging operations and leave all roads, fire breaks, property lines,

       running streams, and drainage ditches clear of logs, timber, limbs, or debris, and if the repairs are not made or if the debris is not removed and cleared promptly after notice from SELLER, SELLER may undertake such repair or removal for PURCHASER's account, and PURCHASER shall be liable to SELLER for any expense incurred in repairing or removing same.

  8.   ACCESS.  PURCHASER shall have the non-exclusive right to use SELLER's private roads on the Property.  New roads will not be constructed without prior written approval of SELLER as to location.  Any new roads shall be constructed, maintained and left in a condition that meets state BMPs.  All roads, skid trails and drains shall be maintained in good condition and kept open and passable, shall be waterbarred, and shall be left in as good condition and repair as now exists upon completion of logging.  Nothing contained herein shall require SELLER to provide all weather access to any tract.  If with SELLER's prior written approval, PURCHASER constructs a road for access to timber sold hereunder, SELLER shall reimburse PURCHASER for the actual and reasonable cost of the road.

 9.   ENDANGERED SPECIES.  In the event any threatened or endangered species are discovered on the Property during the course of operations allowed by this

       Agreement, or in the event PURCHASER learns that its activities might otherwise constitute a violation of the Endangered Species Act, PURCHASER shall immediately cease cutting operations and notify SELLER and any appropriate regulatory agency.  In the case of such discovery of a threatened or endangered species, the volume of Timber which remains uncut for the protection of the threatened or endangered species shall be deleted and removed from this Agreement and the sums to be paid by PURCHASER shall be adjusted accordingly.

  10.  COMPLIANCE WITH LAW.  PURCHASER shall at all times comply with all applicable federal, state, and local laws and regulations in the performance hereof.  PURCHASER agrees that PURCHASER and PURCHASER's employees, representatives and agents will comply with OSHA safety regulations by wearing proper safety equipment while on the Property.

     PURCHASER shall obtain all permits, public approvals or licenses necessary for the performance of this Agreement.

  11.  TIMBER SALVAGE.  In the event that the quality or product composition of the Timber is altered through physical damage to the Timber due to reasons beyond the control of PURCHASER, including but not limited to fire,

       insects, or wind, PURCHASER upon notification by SELLER shall immediately attempt to salvage said damaged Timber if reasonably possible, and the purchase price thereof shall be adjusted by mutual agreement to reflect the salvage value of the Timber.

  12.  INDEMNIFICATION.  SELLER shall in no way be liable or responsible for any injury or damage done or occasioned by the actions or operations of

       PURCHASER under this Agreement, and PURCHASER binds and obligates itself to

       pay and satisfy any and all claims arising on account of its operations hereunder.  PURCHASER further agrees to indemnify, defend, and hold

       SELLER,

       its agents and employees harmless from any and all liability, claims,

       damages and losses, including attorneys' fees and court costs, which may result from failure to abide by any laws or regulations and from injury to

       any person or property caused by PURCHASER's exercise of the rights herein

       granted.  In executing this Agreement, PURCHASER expressly agrees to the above indemnity provisions and states that PURCHASER intends to specifically bind itself to indemnify SELLER in every instance set forth above

  13.  WARRANTY OF TITLE.  SELLER warrants title to the Timber sold hereunder

  and

       agrees to fully defend and indemnify PURCHASER against all claims asserted

       by any party.

  14.  RESERVED RIGHTS.

  a.   SELLER reserves the right to enter the Property at any time for the purpose

       of inspecting logging operations, making or maintaining fire lines, or doing any other necessary forest management work, including the carrying out of other woods operations which do not interfere with PURCHASER's operations hereunder.

  b.   SELLER reserves the right to stop or interrupt PURCHASER's operations hereunder when SELLER in its sole discretion deems significant site damage

       or forest fires will likely result from continued operations, provided that

       in the event such right is exercised, the term of this Agreement shall be extended by the number of days that such stoppage or interruption continues.

  c.   SELLER reserves the right to make and execute any contracts with reference

       to all oil, gas and other minerals in, on and under any portion of the

       Property and the right to grant any and all reasonable and necessary rights

       of ingress and egress for the exploration, exploitation, production,

       transportation, removal or handling of such oil, gas and all other minerals

       or mineral products, provided that SELLER shall reimburse PURCHASER for the

       loss of any Timber as a result of such mineral operations.

  15.  ALCOHOLIC BEVERAGES, DRUGS AND FIREARMS.  PURCHASER hereby acknowledges that SELLER has informed PURCHASER of its policies that being under the influence of, bringing in, possessing, providing, manufacturing or other production of, buying, selling or using alcoholic beverages, unauthorized drugs or controlled substances on the Property, and the possession of firearms on the Property, are strictly prohibited.  PURCHASER understands and agrees that PURCHASER, its officers, agents and employees will follow these policies during the term of this Agreement.  PURCHASER further agrees

       to report to the proper law enforcement authorities or SELLER, either locally or anonymously to the G-P Hotline at 1-800-234-4321, any observed or suspected marijuana or other controlled substance growing or being manufactured on the Property.

  16.  ASSIGNMENT.  PURCHASER shall not assign this Agreement or any rights thereunder without the previous consent of SELLER in writing first obtained

       and only then subject to the conditions and restrictions contained herein.

       In the event of any such assignment, PURCHASER shall in no way be released

       from the performance of its obligations contained herein.

  17.  BOUNDARIES.  PURCHASER AND SELLER acknowledge that prior to the execution of this instrument, SELLER or its representative has determined the boundary lines of the Property and has fully, accurately, and completely described or clearly marked said boundaries to PURCHASER.  SELLER agrees to

       defend, protect, and hold PURCHASER and independent contractors, harmless from any and all loss, cost, damages, and/or expenses, arising from claims

       of trespass for any Timber cut within the designated boundaries.

  18.  AGENTS.  For the purpose of paragraph 7, 10, 12, 15 and 17 the term

       PURCHASER shall be defined to include PURCHASER's, officers, agents,

       employees, and contractors.

  19.  PRIORITY.  The rights granted PURCHASER hereunder shall be subject to any prior easement, servitude, right-of-way, lease, contract, deed, or other written instrument affecting the Property, or any conditions or restrictions now of record or imposed by law.

  20.  WAIVER.  Any delay or failure by SELLER in the strict enforcement of the provisions of this Agreement with respect to any default by PURCHASER hereunder shall not constitute a waiver of SELLER's rights respecting such

       default or any other default hereunder.

  21.  TAXES.  Unless otherwise agreed, PURCHASER agrees to pay all severance taxes upon Timber cut from the Property hereunder, except in Georgia where

       SELLER shall pay all severance taxes.

  22.  NOTICES.  Any notice required or permitted to be given hereunder shall be deemed properly given on a date personally delivered by messenger service,

       overnight courier service or telecopy (facsimile) transmission, or three

       (3) days after same is deposited with the United States Postal Service by registered or certified mail, postage prepaid, return receipt requested,

       to

       the parties at the following address or telecopy/facsimile numbers:

              SELLER:    THE TIMBER COMPANY
                         100 Peachtree Street, NW
                         Atlanta, Georgia  30303
                         ATTN.:  Gary A. Myers
                         Telecopier:  (404) 586-9723

          PURCHASER:     GEORGIA-PACIFIC CORPORATION
                         133 Peachtree Street, NE
                         Atlanta, Georgia  30303
                         ATTN.:  Michael P. McCollum
                         Telecopier:  (404) 584-1467

  23.  ENTIRE AGREEMENT.  This instrument represents the entire agreement between

       the parties and any alterations thereof or amendments thereto shall be in writing and signed by all parties.



       IN WITNESS WHEREOF, SELLER and PURCHASER have caused this Agreement to be duly executed by authorized representatives, in duplicate originals, on this the day and year first above written.



  PURCHASER:                         SELLER:





  GEORGIA-PACIFIC CORPORATION        Georgia-Pacific Corporation
  (G-P GROUP)                        d/b/a

                                     THE TIMBER COMPANY


  By:                                By:


         John F. Rasor                     Donald L. Glass
         Executive Vice President          President and CEO


                                     EXHIBIT "D"


  1.    Subsequent to June 30, 1998, TTC and GPG mutually agreed to temporarily waive  the  premium applied to the sale of hardwood pulpwood at Crossett.

     Effective January  1, 1999  this premium of  7 percent was  temporarily waived by TTC percent  pending an improvement in the local market for pulpwood  as determined by TTC.

  2.    Subsequent to June 30, 1998, TTC and GPG mutually agreed that the price for timber and wood fiber on tracts nominated by GPG which is not of the type

     that can be consumed by GPG mills shall be the actual price obtained by GPG for the sale of such timber and wood fiber to third parties.  It is agreed that TTC and GPG shall jointly market such timber and wood fiber on terms

      and

     conditions (including cut and haul rates) generally acceptable to TTC.

      This

     agreement shall also apply to timber sold under the Timber Sale Agreements referenced in Sections 5 (d) and 5 (f) of the Policy. This agreement may be cancelled by either party at any time.